Exhibit 99.1

Sonnet BioTherapeutics Provides Fiscal Year 2021 Second Quarter Business and Earnings Update

●	SON-1010, fully-human IL-12 configured using FHAB platform, advancing towards IND submission
●	At-The-Market offering program resulted in net proceeds of $10.2 million

PRINCETON, NJ / ACCESSWIRE / May 17, 2021 / Sonnet BioTherapeutics Holdings, Inc. (NASDAQ:SONN) (“Sonnet” or the “Company”), a biopharmaceutical company developing innovative targeted biologic drugs, announced today its financial results for the three months ended March 31, 2021 and provided a business update.

“Over the course of the quarter, we have made several advancements across our pipeline products, most notably of which are the completion of non-human primate (NHP) toxicology study of SON-080 and the completion of a repeat dose study of SON-1010 in NHPs,” commented Pankaj Mohan, Ph.D., Founder and CEO. “Additionally, we were thrilled to have our abstract detailing data from our NHP study of SON-1010 accepted for presentation at the American Association for Cancer Research (AACR) Annual Meeting.”

FY 2021 Second Quarter and Recent Corporate Updates

Sonnet provided the following updates on its lead pipeline assets:

The Company successfully completed multiple NHP GLP toxicology studies with SON-1010 (FHAB-IL12) and is generating data to prepare an IND submission to initiate clinical studies in the second half of 2021.

Regarding SON-080, the Company intends to file a US IND to initiate a Phase 1b/2a pilot-scale efficacy study in the Chemotherapy-Induced Peripheral Neuropathy (CIPN) indication during the second half of 2021. Additionally, as part of the recently announced partnership with New Life Therapeutics, the companies intend to file an ex-US IND equivalent for a Phase 1b/2a pilot-scale efficacy study in Diabetic Peripheral Neuropathy (DPN) during the second half of 2021. Going forward, Sonnet will exclusively refer to the low-dose IL-6 programs, namely CIPN and DPN, using the SON-080 designation, the latter of which had previously been known as the SON-081 program.

The Company’s first bispecific candidate, SON-1210 (IL-FHAB-IL15), is undergoing cell line and process development activities. Sonnet expects completion of NHP studies in the second half of this year with an IND submission during the first half of 2022.

Sonnet has manufactured bi-specific preclinical constructs of SON-2014 (GMcSF-FHAB-IL18), as well as IL18-FHAB-IL12 and IL12-FHAB-GMcSF that are being evaluated for in vivo efficacy, biomarker profiles and fluorescence-activated cell sorting (FACS) assessment in single dose and multi-dose preclinical studies. The Company intends to initiate commercial cell line development necessary for future clinical studies, with an IND submission for SON-2014 targeted for the second half of 2022.

Sonnet has added key senior management hires of Richard Kenney, M.D. as Chief Medical Officer and Manuel Dafonseca as Head of Clinical Operations, as the Company prepares to advance its FHAB platform into its first clinical study.

“During the quarter, we were able to successfully draw from our at-the-market sales agreement with BTIG and bring in over $10 million of capital to the Company”, commented Jay Cross, CFO. “This additional funding will enable us to continue driving our R&D activities forward and furthers our goal of bringing much need therapeutic advancements to patients.”

FY 2021 Second Quarter Ended March 31, 2021 Financial Results

●	As of March 31, 2021, Sonnet had $6.7 million cash on hand.
●	As previously announced, on February 5, 2021, Sonnet entered into an at-the-market sales agreement with BTIG, LLC, for an aggregate offering of up to $15.9 million. Through March 31, 2021, the Company sold an aggregate of 4,021,561 shares for net proceeds of $10.2 million to Sonnet. The company has not sold shares though this facility since March 12, 2021.
●	Research and development expenses were $3.8 million for the three months ended March 31, 2021, compared to $1.3 million for the three months ended March 31, 2020. The increase of $2.5 million was primarily due to increased expenditures for the development of the cell line for IL12-FHAB and IL12-FHAB-IL15.
●	General and administrative expenses were $2.2 million for the three months ended March 31, 2021, compared to $1.3 million for the three months ended March 31, 2020. The increase of $1.0 million was primarily due to an increase in insurance expense of related to directors and officer’s insurance, and in increase in payroll and share-based compensation expense to support our expanded operations.

About Sonnet BioTherapeutics Holdings, Inc.

Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include the company’s need to raise additional funds and others set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet Biotherapeutics Investor Contact

Alan Lada
Solebury Trout
617-221-8006
alada@soleburytrout.com

Sonnet BioTherapeutics Holdings, Inc.
Consolidated Balance Sheets
(unaudited)

	March 31,	September 30,
	2021	2020
Assets
Current assets:
Cash	$6,738,811	$7,349,903
Prepaid expenses and other current assets	659,202	287,738
Total current assets	7,398,013	7,637,641
Property and equipment, net	61,726	67,889
Operating lease right-of-use asset	165,773	205,919
Other assets	—	82,959
Total assets	$7,625,512	$7,994,408
Liabilities and stockholders’ equity
Current liabilities:
Related-party notes	$748	$21,184
Accounts payable	1,913,532	2,057,559
Accrued expenses	2,895,736	2,063,678
Operating lease liability	88,083	82,060
Deferred income	500,000	500,000
Total current liabilities	5,398,099	4,724,481
Note payable	125,501	124,878
Operating lease liability	79,603	125,132
Total liabilities	5,603,203	4,974,491

Commitments and contingencies (Note 6)

Stockholders’ equity:
Preferred stock; $0.0001 par value: 5,000,000 shares authorized. No shares issued or outstanding	—	—
Common stock; $0.0001 par value: 125,000,000 shares authorized; 21,197,290 and 14,724,105 issued and outstanding at March 31, 2021 and September 30, 2020, respectively	2,119	1,472
Additional paid-in capital	50,641,794	39,723,702
Accumulated deficit	(48,621,604)	(36,705,257)
Total stockholders’ equity	2,022,309	3,019,917
Total liabilities and stockholders’ equity	$7,625,512	$7,994,408

Sonnet BioTherapeutics Holdings, Inc.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$3,840,399	$1,302,515	$7,706,407	$2,710,663
General and administrative	2,196,632	1,208,374	4,194,617	2,269,280
Loss from operations	(6,037,031)	(2,510,889)	(11,901,024)	(4,979,943)

Foreign exchange gain (loss)	(2,076)	14,142	(15,323)	14,142
Net loss	(6,039,107)	(2,496,747)	(11,916,347)	(4,965,801)
Share information:
Net loss per share, basic and diluted	$(0.32)	$(0.44)	$(0.66)	$(0.88)
Weighted average shares outstanding, basic and diluted	18,742,926	5,719,988	17,972,329	5,655,591